Exhibit 10.1

SUBSCRIPTION AGREEMENT

TO:                                                                            Magna Entertainment Corp. (the “Company”)

RE:                                                                              Subscription for Class A Subordinate Voting Stock

Date:                                                                    September 13, 2007

1.                                       Fair Enterprise Limited (the “Subscriber”) hereby irrevocably subscribes for (the “Subscription”) and agrees to purchase from the Company shares (the “Shares”) of Class A Subordinate Voting Stock of the Company, par value of US$0.01 per share (“Class A Stock”), with an aggregate purchase price of US$20,000,000 (the “Purchase Price”).  The number of Shares issuable to the Subscriber, and, therefore, the purchase price of each Share, will be determined by dividing US$20,000,000 by the greater of:  (i) 90% of the volume weighted average price of Class A Stock on NASDAQ for the consecutive five trading day period, commencing on the first full day of trading of Class A Stock on NASDAQ immediately following the public disclosure of the Subscription and the Company’s restructuring plan (the “Plan”) and (ii) US$1.91, being 100% of the volume weighted average price of Class A Stock on NASDAQ for the five trading days of Class A Stock on NASDAQ immediately prior to the public disclosure of the Subscription and the Plan.  In the event that the number of shares issuable to the Subscriber would result in the issuance of a fractional Share, the Company reserves the right to round down such number of Shares issuable to the Subscriber to the closest full Share.

2.                                       Following receipt by the Subscriber of the notice provided for in Section 5 below, the Subscriber shall promptly pay the full amount of the Purchase Price in cash or by wire transfer of immediately available funds to an account in the United States designated in writing by the Company.  Upon payment by the Subscriber of the Purchase Price, the Company shall promptly deliver certificates evidencing the Shares to the Subscriber.

3.                                       By executing this Subscription Agreement, the Subscriber represents and warrants to the Company (and acknowledges that the Company is relying thereon) that:

(a)                                  the execution, delivery and performance of this Subscription Agreement by the Subscriber has been duly authorized by all necessary corporate action, and the Subscriber has full power and authority to enter into this Subscription Agreement and to perform its obligations hereunder.  This Subscription Agreement constitutes the valid and legally binding obligation of the Subscriber and is enforceable against the Subscriber in accordance with its terms, except as may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors’ rights generally and subject to the qualification that equitable remedies may only be granted in the discretion of a court of competent jurisdiction;

(b)                                 it is authorized to consummate the purchase of the Shares;

(c)                                  it understands and acknowledges that the Shares have not been and will not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or any state securities laws, and that the offer and sale of Securities to it is being made in reliance on a private placement exemption available under the U.S. Securities Act;

(d)                                 it is acquiring the Shares for its own account and it is not acquiring the Shares with a view to any resale, distribution or other disposition of the Shares in violation of United States federal or applicable state securities laws;

(e)                                  it understands that the Shares are “restricted securities” within the meaning of Rule 144(a)(3) under the U.S. Securities Act and that if it decides to offer, sell, pledge or otherwise transfer any of the Shares, such Shares may be offered, sold, pledged or otherwise transferred only in transactions that are either registered under an effective registration statement under the U.S. Securities Act or exempt from or not subject to registration under the U.S. Securities Act, and in each case in accordance with any applicable securities laws of any state of the United States and upon the provision of a legal opinion of counsel of recognized standing, satisfactory to the Company, acting reasonably, to the effect that the sale of such Shares is not required to be registered under the U.S. Securities Act;

(f)                                    it understands and acknowledges that the certificate representing the Shares sold, and all certificates issued in exchange for or in substitution of such certificate, will bear the following legend (together with the additional legend required by the Toronto Stock Exchange) upon the original issuance of the Shares and until the legend is no longer required under applicable requirements of the U.S. Securities Act:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS, EXCEPT FOR TRANSACTIONS THAT ARE EXEMPT FROM OR NOT SUBJECT TO SUCH REGISTRATION REQUIREMENTS.  A LEGAL OPINION OF COUNSEL WITH RESPECT TO SUCH EXEMPTION MUST BE DELIVERED BY THE SECURITY HOLDER.

(g)                                 it has had access to such information and has had the opportunity to ask questions of, and receive answers from, the officers of the Company concerning the Company and its subsidiaries as it has considered necessary in connection with its investment decision to acquire the Shares;

(h)                                 it is a resident of Jersey and the address stated below its signature is its principal place of business;

(i)                                     it is permitted under the laws of Jersey to acquire the Shares without the Company being required to take any action to register or qualify the offer or sale of the Shares under such laws, or file any notice or take any other proceeding under such laws, or become subject to any periodic reporting or continuous disclosure obligations under such laws;

(j)                                     it acknowledges that it has not been advised by the Company of any tax consequences of any jurisdiction, if any, of owning, holding or disposing of the Shares and it has been advised to, and has had the opportunity to, obtain independent advice in that regard;

(k)                                  the jurisdiction in which the undersigned Subscriber received and accepted the offer to purchase the Shares is the address stated below its signature; and

(l)                                     it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Shares and is able to bear the economic risks of, and withstand the complete loss of, such investment.

4.                                       By executing this Subscription Agreement, the Company represents and warrants to the Subscriber (and acknowledges that the Subscriber is relying thereon) that:

(a)                                  the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  The Certificate of Incorporation of the Company in effect at the time the Shares are purchased authorizes the Company to issue up to 310,000,000 shares of Class A Stock, of which, as of the date hereof, 49,259,999 shares of Class A Stock are issued and outstanding;

(b)                                 the Company has adopted the Plan and has arranged, conditional upon the Subscription and certain other requirements, $80 million of bridge financing from MID Islandi sf., acting through its Zug Branch;

(c)                                  the execution, delivery and performance of this Subscription Agreement by the Company has been duly authorized by all necessary corporate action, and the Company has full power and authority to enter into this Subscription Agreement and to perform its obligations hereunder.  This Subscription Agreement constitutes the valid and legally binding obligation of the Company and is enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors’ rights generally and subject to the qualification that equitable remedies may only be granted in the discretion of a court of competent jurisdiction;

(d)                                 except as set forth in Schedule A attached hereto:  (i) no consents, authorizations, approvals or further documentation of any kind whatsoever is required to be obtained by the Company from, or provided by the Company or (ii) no filings of any kind whatsoever is required to be provided by the Company to any person or governmental/regulatory body in connection with (A) the execution, delivery or performance of this Subscription Agreement by the Company or (B) the issuance of the Shares to the Subscriber;

(e)                                  the execution and delivery of this Subscription Agreement by the Company and the performance by the Company of its obligations hereunder do not and will not contravene or breach the certificate of incorporation or by-laws of the Company;

(f)                                    the offer and sale of Securities by it is being made in reliance on a private placement exemption available under the U.S. Securities Act;

(g)                                 the Shares, when issued in accordance with the terms of this Subscription Agreement, will be validly issued, fully paid and non-assessable; and

(h)                                 the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2006, filed with the U.S. Securities and Exchange Commission (the “Commission”) on March 28, 2007, and all documents filed with the Commission thereafter (the “Disclosure Documents”), when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the U.S. Securities Act or the U.S. Securities Exchange Act of 1934 (the “Exchange Act”), as applicable, and the rules and regulations of the Commission thereunder, and such documents, when they became effective or were so filed, as the case may be, in the case of a registration statement which became effective under the Securities Act, did not contain an untrue statement of a material fact required to be stated therein, or in the case of other documents filed under the U.S. Securities Act or the Exchange Act, did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

5.                                       The Company covenants that, it shall prepare, file and diligently pursue all necessary consents, approvals and authorizations, and make such necessary filings, as are required to be obtained under applicable law with respect to this Subscription Agreement or the transactions contemplated hereby, all as outlined in Section 4(d) above.  The Subscriber covenants that it shall cooperate with the

Company and make all commercially reasonable efforts to obtain such consents, approvals, authorizations or make such filings. The Company and the Subscriber further agree that their respective obligations to issue the Shares and pay the Purchase Price shall be conditional upon the execution and delivery by the Company and MID Islandi sf., acting through its Zug Branch, of the loan agreement documenting the bridge financing that is to be provided to facilitate the implementation of the Plan.  At such time as (i) all such consents, approvals and authorizations have been obtained by the Company and all such filings have been made by the Company and (ii) the execution and delivery of the loan agreement documenting the bridge financing as contemplated in the preceding sentence has occurred, the Company shall promptly notify the Subscriber of same.

6.                                       Each party hereto acknowledges that the representations, warranties and agreements made by it herein are made with the intention that they may be relied upon by the other party. The parties further agree that the representations, warranties and agreements shall survive the purchase and sale of the Shares and shall continue in full force and effect notwithstanding any subsequent disposition by the Subscriber of the Shares.  This Subscription Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors, assigns and legal representatives.

7.                                       The Subscriber acknowledges that the Company shall publicly disclose the Subscription and the material terms of this Subscription Agreement contemporaneously with  or promptly following its execution.  The Subscriber irrevocably authorizes the Company, to the extent legally required to do so, to publicly file this Subscription Agreement with any securities regulatory authority and to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

8.                                       This Subscription Agreement is made under and shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any principles of conflicts of law thereof which would result in the application of the laws of any other jurisdiction.  The parties each hereby consents to the non-exclusive jurisdiction of the state courts of New York and the United States District Court for the Southern District of New York.  Accordingly, with respect to any such court action, each party (a) submits to the personal jurisdiction of such courts; (b) consents to service of process; and (c) waives any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction or service of process.

9.                                       This Subscription Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.  The parties shall be entitled to rely on delivery of a facsimile copy of this Subscription Agreement, and acceptance by the Company of a facsimile copy of this Subscription Agreement and execution thereby shall create a legal, valid and binding agreement between the undersigned and the Company in accordance with the terms hereof.

10.                                 All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered in person or transmitted by facsimile transmission or similar means of recorded electronic communication addressed as follows:

If to Magna Entertainment Corp.:

Magna Entertainment Corp.
337 Magna Drive
Aurora, Ontario L4G 7K1
Attention:	William G. Ford, Senior Legal Counsel
Fax No.:	(905) 726-7448

with a copy to:

Osler, Hoskin & Harcourt LLP
1 First Canadian Place
Toronto, Ontario M5X 1B8

Attention:	Jean Fraser
Fax No.:	(416) 362-2111

If to Fair Enterprise Limited:

c/o EFG Trust Company Limited
P.O. Box 641
1 Seaton Place
St. Helier
Jersey JE4 8YJ

Attention:	Jennifer Le Chevalier
Fax No.:	44 4534 605605

with a copy to:

Miller Thomson LLP
Barristers & Solicitors
Suite 5800
40 King Street West
Toronto, Ontario M5H 3S1

Attention:	John M. Campbell
Fax No.:	(416) 595-8695

11.                               This Subscription Agreement constitutes the entire agreement between the Subscriber and the Company and supersedes any prior understandings, agreements or representations by or between the Subscriber and the Company with respect to the subject matter hereof.

12.                                 This Subscription Agreement may not be changed, and any of the terms, covenants, representations, warranties and conditions cannot be waived, except pursuant to an instrument in writing signed by the Company and the Subscriber or, in the case of a waiver, by the party waiving compliance.

13.                                 If any term, provision, agreement, covenant or restriction of this Subscription Agreement is held by a court of competent jurisdiction or other authority to  be invalid, void or unenforceable, the remainder of the terms, provisions, agreements, covenants and restrictions of this Subscription Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto.  Upon such a determination, the parties shall negotiate in good faith to modify this Subscription Agreement so as to effect the original intent of the parties as closely as possible in a  reasonably acceptable manner in order that the transactions contemplated hereby may be consummated as originally contemplated to the fullest extent possible.

14.                                 All reasonable fees, expenses and closing costs incurred by the Subscriber in connection with the Subscription, including legal, accounting and other professional fees, expenses and closing costs shall be for the account of the Company, and shall be paid by the Company to the Subscriber promptly following receipt of an invoice therefor.

15.                                 Accepted and agreed to this          day of September, 2007.

SUBSCRIBER:

FAIR ENTERPRISE LIMITED

By:	/s/ Jennifer Le Chevalier
Name:
Title:
	Address:	Fair Enterprise Limited c/o EFG Trust Company Limited P.O. Box 641 1 Seaton Place St. Helier Jersey JE4 8YJ Attn: Jennifer Le Chevalier

COMPANY:

MAGNA ENTERTAINMENT CORP.

By:	/s/ Blake Tohana
Name:
Title:

By:	/s/ William Ford
Name:
Title:

Exhibit A

Consents, Authorizations, Approvals, Further Documentation and Filings

1.                                       Nasdaq:  Notification Form:  Change in the Number of Shares Outstanding Required to be filed no later than ten calendar days after issuance of the Shares.

2.                                       U.S. Securities and Exchange Commission:  Filing of  Form 8-K within four business days of execution of Subscription Agreement pursuant to Item 1.01 Entry into a Material Definitive Agreement and Item 3.02 Unregistered Sales of Equity Securities.  A copy of the Subscription Agreement will be filed as an exhibit.  The same Form 8-K will contain a copy of the press release announcing entry into the Subscription Agreement, in satisfaction of the Company’s obligations under Regulation FD.

3.                                       Toronto Stock Exchange:  Notification to the Toronto Stock Exchange (the “TSX”) of a transaction involving the issuance of securities and requesting acceptance of the notice for filing and requesting the additional listing of securities, accompanied by Form 11 “Private Placement — Regular Filing”;  application for exemption from the securityholder approval requirements of Section 604 of the TSX Company Manual and issuance of press release as required thereby at least 5 business days prior to closing; and notification to the TSX on Form 1 “Change in Outstanding and Reserved Securities” within 10 days after the end of the month in which the closing occurs.

4.                                       Canadian Securities Commissions:  Filing of Material Change Report and related press release forthwith, together with filing of the Subscription Agreement as a material contract.

5.                                       Racing and Gaming Authorities:

Pre-Issuance Approvals

Oklahoma Horse Racing Commission

Texas Racing Commission

Post-Issuance Approvals

Pennsylvania Harness Racing Commission (notification within 10 calendar days of issuance)

Notifications

Florida Division of Pari-Mutuel Wagering (within 20 calendar days of issuance)

Nevada Gaming Control Board (within 5 business days of SEC filing)